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                                                                    Exhibit 11.1

                                METROCALL, INC.

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                   1994        1995        1996
                                                                  -------    --------    --------
Loss before extraordinary item.................................   $(1,090)   $(17,407)   $(45,455)
  Preferred dividends..........................................        --          --        (780)
                                                                  -------    --------    --------
Loss before extraordinary item attributable
  to common stockholders.......................................    (1,090)    (17,407)    (46,235)
  Extraordinary item...........................................    (1,309)     (2,695)     (3,675)
                                                                  -------    --------    --------
Loss attributable to common stockholders.......................   $(2,399)   $(20,102)   $(49,910)
                                                                  =======    ========    ========
Weighted-average shares outstanding:
  Shares outstanding, beginning of period......................     7,105      10,605      14,626
  Shares issued in acquisitions................................     1,023          --       1,619
  Shares issued for exercise of stock options..................        --          11           2
  Shares issued in 1995 equity offering........................        --       1,052          --
  Shares issued in employee stock purchase plan................        --          --           6
                                                                  -------    --------    --------
  Weighted-average shares outstanding..........................     8,128      11,668      16,253
                                                                  =======    ========    ========
Loss per share before extraordinary item attributable
  to common stockholders.......................................   $ (0.14)   $  (1.49)   $  (2.84)
  Extraordinary item...........................................     (0.16)      (0.23)      (0.23)
                                                                  -------    --------    --------
Loss per share attributable to common stockholders.............   $ (0.30)   $  (1.72)   $  (3.07)
                                                                  =======    ========    ========